Exhibit 99.3

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to their common stock, par value 0.01 Danish Kroner per share, of Torm A/S, a Danish company, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.  In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 14th day of November, 2012.

Inverbeg Shipping Limited

By:	/s/ John S. Denholm
	Name:	John S. Denholm
	Title:	Director

Inverie Shipping Limited

By:	/s/ John S. Denholm
	Name:	John S. Denholm
	Title:	Director

Kontiki Shipping Pte Ltd

By:	/s/ Lai Kwok Hong
	Name:	Lai Kwok Hong
	Title:	Director

Denholm Shipping Company Limited

By:	/s/ John S. Denholm
	Name:	John S. Denholm
	Title:	Director

J. & J. Denholm Limited

By:	/s/ John S. Denholm
	Name:	John S. Denholm
	Title:	Director